Exhibit q

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc. Hartford Series Fund, Inc. Hartford HLS Series Fund II, Inc.	Hartford Funds NextShares Trust Hartford Funds Master Fund Hartford Funds Exchange-Traded Trust Lattice Strategies Trust

POWER OF ATTORNEY

November 6, 2018

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), registration statements on Form N-1A and any amendments thereto (including without limitation pre- and post-effective amendments), and all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, or any other forms of documents, including without limitation, any registration statement on Form N-14, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the above-referenced investment companies that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ James E. Davey	Director/Trustee, President and Chief Executive Officer
James E. Davey

/s/ Amy N. Furlong
Amy N. Furlong	Treasurer (Principal Financial and Principal Accounting Officer)

/s/ William P. Johnston
William P. Johnston	Chairman of the Board, Director/Trustee

/s/ Hilary E. Ackermann
Hilary E. Ackermann	Director/Trustee

/s/ Robin C. Beery
Robin C. Beery	Director/Trustee

/s/ Lynn S. Birdsong
Lynn S. Birdsong	Director/Trustee

/s/ Christine R. Detrick
Christine R. Detrick	Director/Trustee

/s/ Duane E. Hill
Duane E. Hill	Director/Trustee

/s/ Phillip O. Peterson
Phillip O. Peterson	Director/Trustee

/s/ Lemma W. Senbet
Lemma W. Senbet	Director/Trustee

/s/ David Sung	Director/Trustee
David Sung

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc. Hartford Series Fund, Inc. Hartford HLS Series Fund II, Inc.	Hartford Funds NextShares Trust Hartford Funds Master Fund Hartford Funds Exchange-Traded Trust Lattice Strategies Trust

Resolution Approving the Power of Attorney

Each of the Boards of Directors/Trustees of the above-referenced registrants approved the Power of Attorney, dated November 6, 2018, by adopting the following resolution:

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, each with full power to act alone, as attorneys-in-fact and agents for each member of the Boards of Directors/Trustees of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., Hartford Funds Master Fund, Hartford Funds NextShares Trust, Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust (each, a “Registrant”) and for each Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, each Registrant, including each member of the Registrant’s Board of Directors/Trustees and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of each Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board of Directors/Trustees.